Exhibit 5.1

Proskauer Rose LLP 2029 Century Park East, 24th Floor Los Angeles, CA 90067-3010

November 26, 2018

Ares Management Corporation

2000 Avenue of the Stars,

12th Floor

Los Angeles, CA 90067

Ladies and Gentlemen:

We have acted as counsel to Ares Management Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3, filed May 2, 2016 (File No: 333-211068), as amended by Post-Effective Amendment No. 1 (as amended from time to time, the “Registration Statement”) relating to the issuance and sale by the Company from time to time of 152,835,494 shares of Class A Common Stock, par value $0.01 per share (the “Exchange Shares”), issuable upon exchange of partnership units in each of Ares Holdings L.P., Ares Offshore Holdings L.P. and Ares Investments L.P. (collectively, the “Ares Operating Group”) (one partnership unit in each such limited partnership, collectively, an “Ares Operating Group Unit”).  The Exchange Shares may be issued upon exchange of Ares Operating Group Units from time to time as set forth in the Exchange Agreement, the Registration Statement,  the prospectus contained therein (the “Prospectus”) and any supplements to the Prospectus made pursuant to Rule 415 under the Securities Act.

As such counsel, we have participated in the preparation of the Registration Statement and have examined originals or copies of such documents, records and other instruments as we have deemed relevant, including, without limitation: (i) the certificate of incorporation of the Company, (ii) the bylaws of the Company, (iii) the Fourth Amended and Restated Exchange Agreement, dated as of November 26, 2018, among Ares Management Corporation, the Ares Operating Group, Ares Holdings Inc., Ares Offshore Holdings, Ltd., Ares AI Holdings L.P., Ares Holdco LLC, AOF Holdco LLC, AI Holdco LLC, and each Ares Operating Group Limited Partner from time to time a party thereto (the “Exchange Agreement”) and (iv) the Registration Statement, together with the exhibits filed as a part thereof.

We have made such examination of law as we have deemed necessary to express the opinion contained herein.  As to matters of fact relevant to this opinion, we have relied upon, and assumed, without independent verification:

1.              the accuracy of certificates of public officials and officers of the Company;

2.              the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of such copies;

3.              that the board of directors of the Company shall have duly authorized the issuance and sale of the Exchange Shares and such authorization shall not have been modified or rescinded;

4.              that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded;

5.              that the Exchange Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Exchange Agreement and the Registration Statement and the Prospectus, including any supplement thereto; and

6.              that all parties to the Exchange Agreement will perform their obligations thereunder in compliance with the terms of such documents.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts after the Registration Statement is declared effective, that:

1.              With respect to the Exchange Shares, when the Exchange Units are issued upon exchange for Ares Operating Group Units in accordance with the Exchange Agreement and the Company’s certificate of incorporation and bylaws, and upon payment of the consideration provided therein, the Exchange Shares will be validly issued, fully paid and nonassessable.

This opinion is based upon and expressly limited in all respects to the Delaware General Corporation Law and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto, or to the effect, of the laws of any other jurisdiction or as to matters of local law or the laws of local governmental departments or agencies within the State of Delaware. The reference and limitation to the “Delaware General Corporation Law” includes all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws.

Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Post-Effective Amendment No. 1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus contained in the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Proskauer Rose LLP